Exhibit 10.19
Ply Gem Industries, Inc.
5020 Weston Parkway, Suite 400
Cary, NC 27513

February 11, 2009

Shawn K. Poe
1560 Parkside Drive
Liberty, MO 64068

Re:           Renewal of Amended and Restated Retention Agreement

Dear Shawn:

This letter is to serve as your notification that Ply Gem Industries, Inc. (“Ply Gem”) has elected to execute its Renewal Term right under your current Amended and Restated Retention Agreement dated November 7, 2008 for a period of one year.  As such, all applicable rights and terms as outlined in your Amended and Restated Retention Agreement dated November 7, 2008 will remain in effect through February 12, 2010.

Please sign this letter in the space provided below as your acknowledgement and agreement of this Renewal Term agreement and return this original to me, and retain a copy for your own records.

Sincerely,

PLY GEM INDUSTRIES, INC.

By:	/s/ Gary E. Robinette
Name:	Gary E. Robinette
Title: President and Chief Executive Officer

Acknowledged and Agreed:

/s/ Shawn K. Poe
Shawn K. Poe